Exhibit 99.1

FleetCor Reports Fourth Quarter and Fiscal-Year 2015 Financial Results

Fourth Quarter and Fiscal-Year 2015 Adjusted Net Income Per Share Grows 22% Year-Over-Year

NORCROSS, Ga., February 4, 2016 — FleetCor Technologies, Inc. (NYSE: FLT), a leading global provider of fuel cards and workforce payment products to businesses, today reported financial results for its fourth quarter ended December 31, 2015.

“We posted another 20% plus adjusted net income growth quarter, despite a pretty challenging macro environment,” said Ron Clarke, chairman and chief executive officer, FleetCor Technologies, Inc. “For full year 2015, total revenue grew 42%, organic revenue grew approximately 10%, and adjusted net income per share grew 22%.”

Financial Results for Fourth Quarter 2015:

GAAP Results

•	Total revenues increased 14% to $430.6 million in the fourth quarter of 2015 compared to $376.7 million in the fourth quarter of 2014.

•	GAAP net income [1] decreased 52% to $52.8 million or $0.56 per diluted share in the fourth quarter of 2015 compared to GAAP net income of $109.5 million or $1.21 per diluted share in the fourth quarter of 2014. Included in GAAP net income for the quarter was a $40.0 million non-cash impairment charge related to our minority investment in Masternaut and a $34.4 million increase in non-cash stock based compensation expense compared to 2014.

Non-GAAP Results

•	Adjusted revenues[1] (revenues, net less merchant commissions) increased 17% to $403.1 million in the fourth quarter of 2015 compared to $343.4 million in the fourth quarter of 2014.

•	Adjusted net income[1] increased 27% to $160.2 million in the fourth quarter of 2015 compared to $125.8 million in the fourth quarter of 2014.

•	Adjusted net income per diluted share[1] increased 22% to $1.70 in the fourth quarter of 2015 compared to $1.39 in the fourth quarter of 2014.

Financial Results for Fiscal-Year 2015:

GAAP Results

•	Total revenues increased 42% to $1,702.9 million in 2015 compared to $1,199.4 million in 2014.

•	GAAP net income[1] decreased 2% to $362.4 million or $3.85 per diluted share in 2015 compared to GAAP net income of $368.7 million or $4.24 per diluted share in 2014. Included in GAAP net income in 2015 was a $40.0 million non-cash impairment charge related to a minority investment in Masternaut and a $52.5 million increase in non-cash stock based compensation expense compared to 2014.

Non-GAAP Results

•	Adjusted revenues[1] (revenues, net less merchant commissions) increased 45% to $1,594.6 million in 2015 compared to $1,103.1 million in 2014.

•	Adjusted net income per diluted share[1] increased 22% to $6.30 in 2015 compared to $5.15 in 2014.

[1]	Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibit 2 and segment information is provided in Exhibit 3.

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Fiscal Year 2016 Outlook:

“For 2016, we again have a number of macro-economic headwinds impacting our business, primarily foreign exchange rates and fuel prices,” said Eric Dey, chief financial officer FleetCor Technologies, Inc. “In aggregate, we are estimating that the macro-economic environment creates an approximate $100 million revenue headwind and an approximate $0.70 adjusted net income per diluted share headwind versus 2015. Despite these headwinds, we like our fundamentals, and are guiding to year-over-year organic revenue growth of approximately 10% at constant fuel prices, currency, and market spreads. Our adjusted net income per share guidance at the midpoint of the range of $6.50 would have been approximately $7.20 for 2016 at constant fuel price, currency, and markets spread margins.”

For fiscal-year 2016, FleetCor Technologies, Inc. financial guidance and assumptions are as follows:

•	Total revenues between $1,730 million and $1,780 million;

•	Adjusted net income[1] between $605 million and $625 million; and

•	Adjusted net income per diluted share[1] between $6.40 and $6.60.

FleetCor’s fiscal-year guidance assumptions for 2016 are as follows:

•	Weighted fuel prices equal to $1.91 per gallon average for 2016 in the U.S. compared to $2.56 per gallon average in the U.S. in 2015, down approximately 25%.

•	Market spreads returning to normalized levels for 2016, down approximately $15 million versus 2015.

•	Foreign exchange rates equal to the seven day average ended January 15, 2016.

•	SVS business is retained for 2016.

•	Continued weakness in the Company’s Brazilian and Russian businesses

•	Fully diluted shares outstanding of 94.7 million shares.

•	Full year tax rate of approximately 32.2%.

•	No impact related to acquisitions or material new partnership agreements not already disclosed.

Conference Call

The company will host a conference call to discuss fourth quarter and fiscal-year 2015 financial results today at 5:00 pm ET. Hosting the call will be Ron Clarke, chief executive officer, and Eric Dey, chief financial officer. The conference call can be accessed live over the phone by dialing (877) 407-0784, or for international callers (201) 689-8560. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 13629029. The replay will be available until February 11, 2016. The call will be webcast live from the company’s investor relations website at investor.fleetcor.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FleetCor’s beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to macro- economic conditions and estimated impact of these conditions on our operations and financial results, revenue and earnings guidance and assumptions underlying financial guidance. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as fuel price and spread volatility; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards or resulting from investigations;

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failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new partnership arrangements or acquisitions and the failure to successfully integrate or otherwise achieve anticipated benefits from such partnerships or acquired businesses; failure to successfully expand business internationally, as well as the other risks and uncertainties identified under the caption “Risk Factors” in FleetCor’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on March 2, 2015. FleetCor believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FleetCor does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

About Non-GAAP Financial Measures

Adjusted revenue is calculated as revenues, net less merchant commissions. Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock-based compensation expense related to share-based compensation awards, (b) amortization of deferred financing costs and intangible assets, (c) amortization of the premium recognized on the purchase of receivables, (d) loss on the early extinguishment of debt, (e) our proportionate share of amortization of intangible assets at our equity method investment, (f) non-cash impairment charges, and (g) other non-cash adjustments. The company uses adjusted revenues as a basis to evaluate the company’s revenues, net of the commissions that are paid to merchants to participate in our card programs. The commissions paid to merchants can vary when market spreads fluctuate in much the same way as revenues are impacted when market spreads fluctuate. The company believes this is a more effective way to evaluate the company’s revenue performance. We prepare adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted revenues and adjusted net income are supplemental measures of operating performance that do not represent and should not be considered as an alternative to revenues, net, net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash stock-based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock-based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also exclude loss on the early extinguishment of debt and impairment charges from adjusted net income, as these expenses are non-cash and are one-time in nature and do not reflect the ongoing operations of the business. Reconciliations of GAAP results to non-GAAP results are provided in the attached exhibit 1.

Management uses adjusted revenues and adjusted net income:

•	as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted revenues and adjusted net income are key measures used by the company and investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

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About FleetCor

FleetCor is a leading global provider of fuel cards and workforce payment products to businesses. FleetCor’s payment programs enable businesses to better control employee spending and provide card-accepting merchants with a high volume customer base that can increase their sales and customer loyalty. FleetCor serves commercial accounts in North America, Latin America, Europe, and Australia/New Zealand. For more information, please visit www.FLEETCOR.com.

Contact:

Investor Relations

investor@fleetcor.com

(770) 729-2017

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FleetCor Technologies, Inc. and subsidiaries

Unaudited Consolidated Statements of Income

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues, net	$430,601	$376,697	$1,702,865	$1,199,390

Expenses:
Merchant commissions	27,480	33,290	108,257	96,254
Processing	84,194	56,185	331,073	173,337
Selling	28,064	22,642	109,075	75,527
General and administrative	100,938	83,659	297,715	205,963
Depreciation and amortization	48,018	37,800	193,453	112,361
Other operating, net	(4,242)	(29,501)	(4,242)	(29,501)

Operating income	146,149	172,622	667,534	565,449

Equity method investment loss	43,742	4,897	57,668	8,586
Other expense (income), net	178	(1,570)	2,523	(700)
Interest expense, net	16,521	13,228	71,339	28,856
Loss on early extinguishment of debt	—	15,764	—	15,764

Total other expense	60,441	32,319	131,530	52,506

Income before income taxes	85,708	140,303	536,004	512,943
Provision for income taxes	32,878	30,763	173,573	144,236

Net income	$52,830	$109,540	$362,431	$368,707

Basic earnings per share	$0.57	$1.25	$3.94	$4.37
Diluted earnings per share	$0.56	$1.21	$3.85	$4.24

Weighted average shares outstanding:
Basic shares	92,321	87,877	92,023	84,317
Diluted shares	94,350	90,240	94,139	86,982

FleetCor Technologies, Inc. and subsidiaries

Consolidated Balance Sheets

(In thousands, except share and par value amounts)

	December 31, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$447,152	$477,069
Restricted cash	167,492	135,144
Accounts receivable (less allowance for doubtful accounts of $21,903 and $23,842, respectively)	637,539	673,797
Securitized accounts receivable—restricted for securitization investors	614,000	675,000
Prepaid expenses and other current assets	58,066	74,889
Deferred income taxes	8,913	101,451

Total current assets	1,933,162	2,137,350

Property and equipment	163,569	135,062
Less accumulated depreciation and amortization	(82,809)	(61,499)

Net property and equipment	80,760	73,563

Goodwill	3,721,518	3,811,862
Other intangibles, net	2,268,320	2,437,367
Equity method investment	76,568	141,933
Other assets	70,334	72,431

Total assets	$8,150,662	$8,674,506

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$669,528	$716,676
Accrued expenses	156,277	178,375
Customer deposits	507,233	492,257
Securitization facility	614,000	675,000
Current portion of notes payable and other obligations	261,647	749,764
Other current liabilities	44,936	84,546

Total current liabilities	2,253,621	2,896,618

Notes payable and other obligations, less current portion	2,061,415	2,168,953
Deferred income taxes	733,593	815,169
Other noncurrent liabilities	31,942	40,629

Total noncurrent liabilities	2,826,950	3,024,751

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized, 120,539,041 shares issued and 92,376,334 shares outstanding at December 31, 2015; and 475,000,000 shares authorized, 119,771,155 shares issued and 91,662,043 shares outstanding at December 31, 2014	121	120
Additional paid-in capital	1,988,917	1,852,442
Retained earnings	1,766,336	1,403,905
Accumulated other comprehensive loss	(330,767)	(156,933)
Less treasury stock, 28,162,706 and 28,109,112 shares at December 31, 2015 and 2014, respectively	(354,516)	(346,397)

Total stockholders’ equity	3,070,091	2,753,137

Total liabilities and stockholders’ equity	$8,150,662	$8,674,506

FleetCor Technologies, Inc. and Subsidiaries

Unaudited Consolidated Statements of Cash Flows

(In Thousands)

	Year Ended December 31,
	2015	2014
	(Unaudited)
Operating activities
Net income	$362,431	$368,707

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	30,462	21,097
Stock-based compensation	90,122	37,649
Provision for losses on accounts receivable	24,629	24,412
Amortization of deferred financing costs and discounts	7,049	2,796
Loss on extinguishment of debt	—	15,764
Amortization of intangible assets	159,740	86,149
Amortization of premium on receivables	3,250	3,259
Deferred income taxes	(30,626)	(41,716)
Equity method investment loss	57,668	8,586
Other non-cash operating expenses	(4,242)	(27,501)
Changes in operating assets and liabilities (net of acquisitions):
Restricted cash	(32,348)	6,625
Accounts receivable	72,406	246,465
Prepaid expenses and other current assets	(6,391)	2,820
Other assets	(1,602)	12,455
Excess tax benefits related to stock-based compensation	(26,427)	(56,790)
Accounts payable, accrued expenses and customer deposits	47,099	(102,443)

Net cash provided by operating activities	753,220	608,334

Investing activities
Acquisitions, net of cash acquired	(57,539)	(2,567,017)
Purchases of property and equipment	(41,875)	(27,070)

Net cash used in investing activities	(99,414)	(2,594,087)

Financing activities
Excess tax benefits related to stock-based compensation	26,427	56,790
Proceeds from issuance of common stock	19,926	29,641
Borrowings on securitization facility, net	(61,000)	326,000
Deferred financing costs paid	—	(43,943)
Proceeds from notes payable	—	2,320,000
Principal payments on notes payable	(103,500)	(546,875)
Borrowings from revolver- A Facility	—	807,330
Payments on revolver- A Facility	(486,818)	(783,600)
Payments on foreign revolver- B Facility	—	(7,337)
Net (payments) borrowings on swing line of credit	(546)	4,990
Payment of contingent consideration	(42,177)	—
Other	(377)	(731)

Net cash (used in) provided by financing activities	(648,065)	2,162,265

Effect of foreign currency exchange rates on cash	(35,658)	(37,548)

Net (decrease) increase in cash and cash equivalents	(29,917)	138,964
Cash and cash equivalents, beginning of period	477,069	338,105

Cash and cash equivalents, end of period	$447,152	$477,069

Supplemental cash flow information
Cash paid for interest	$72,537	$29,098

Cash paid for income taxes	$83,380	$79,124

Exhibit 1

RECONCILIATION OF NON-GAAP MEASURES AND PRO FORMA INFORMATION

(In thousands, except shares and per share amounts)

(Unaudited)

The following table reconciles revenues, net to adjusted revenues:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues, net	$430,601	$376,697	$1,702,865	$1,199,390
Merchant commissions	27,480	33,290	108,257	96,254

Total adjusted revenues	$403,121	$343,407	$1,594,608	$1,103,136

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income	$52,830	$109,540	$362,431	$368,707

Stock based compensation	45,735	11,357	90,122	37,649
Amortization of intangible assets	39,685	30,412	159,740	86,149
Amortization of premium on receivables	811	814	3,250	3,259
Amortization of deferred financing costs and discounts	1,754	1,197	7,049	2,796
Amortization of intangibles at equity method investment	2,261	2,824	10,665	7,982
Loss on extinguishment of debt	—	15,764	—	15,764
Other non-cash adjustments	—	(28,869)	—	(28,869)
Impairment of equity method investment	40,000	—	40,000	—

Total pre-tax adjustments	130,246	33,499	310,826	124,730

Income tax impact of pre-tax adjustments at the effective tax rate	(22,874)[1]	(17,217)	(80,632)	(45,767)

Adjusted net income	$160,201	$125,822	$592,625	$447,670

Adjusted net income per diluted share	$1.70	$1.39	$6.30	$5.15

Diluted shares	94,350	90,240	94,139	86,982

1 Effective tax rate utilized excludes the impact of a one time tax benefit recognized during the three months and year ended December 31, 2015 of approximately $0.8 million, as well as adjustments related to our equity method investment. Furthermore, the effective tax rate used to calculate the income tax impact of pre-tax adjustments during the three months and year ended December 31, 2014 excludes the impact of a $9.5 million discrete tax benefit, as well as other non-cash adjustments and their related income tax expense.

Exhibit 2

Transaction Volume, Revenues and Adjusted Revenue, Per Transaction and by Segment

(In thousands except revenues, net per transaction and adjusted revenues per transaction)

(Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2015	2014	Change	% Change	2015	2014	Change	% Change
NORTH AMERICA
- Transactions[2]	522,275	331,242	191,033	57.7%	1,667,534	459,955	1,207,579	262.5%
- Revenues, net per transaction	$0.60	$0.74	$(0.14)	-19.4%	$0.74	$1.45	$(0.71)	-49.2%
- Revenues, net	$313,624	$246,749	$66,875	27.1%	$1,231,957	$668,328	$563,629	84.3%

INTERNATIONAL
- Transactions	45,816	48,623	(2,807)	-5.8%	183,856	192,489	(8,633)	-4.5%
- Revenues, net per transaction	$2.55	$2.67	$(0.12)	-4.5%	$2.56	$2.76	$(0.20)	-7.2%
- Revenues, net	$116,977	$129,948	$(12,971)	-10.0%	$470,908	$531,062	$(60,154)	-11.3%

FLEETCOR CONSOLIDATED REVENUES
- Transactions[2]	568,091	379,865	188,226	49.6%	1,851,390	652,444	1,198,946	183.8%
- Revenues, net per transaction	$0.76	$0.99	$(0.23)	-23.6%	$0.92	$1.84	$(0.92)	-50.0%
- Revenues, net	$430,601	$376,697	$53,904	14.3%	$1,702,865	$1,199,390	$503,475	42.0%

FLEETCOR CONSOLIDATED ADJUSTED REVENUES[1]
- Transactions[2]	568,091	379,865	188,226	49.6%	1,851,390	652,444	1,198,946	183.8%
- Adjusted revenues per transaction	$0.71	$0.90	$(0.19)	-21.5%	$0.86	$1.69	$(0.83)	-49.1%
- Adjusted revenues	$403,121	$343,407	$59,714	17.4%	$1,594,608	$1,103,136	$491,472	44.6%

1Adjusted revenues is a non-GAAP financial measure defined as revenues, net less merchant commissions. The Company believes this measure is a more effective way to evaluate the Company’s revenue performance. Refer to Exhibit 1 for a reconciliation of revenues, net to adjusted revenues.

2Includes approximately 429 million and 270 million transactions for the three months ended December 31, 2015 and 2014, respectively, and 1.3 billion and 270 million transactions for the years ended December 31, 2015 and 2014, respectively, related to our SVS business acquired with Comdata in the fourth quarter of 2014.

Sources of Revenue[3]	Three Months Ended December 31,				Year Ended December 31,
	2015	2014	Change	% Change	2015	2014	Change	% Change
Revenue from customers and partners	66.0%	54.8%	11.2%	20.4%	64.8%	54.9%	9.9%	18.0%
Revenue from merchants and networks	34.0%	45.2%	-11.2%	-24.8%	35.2%	45.1%	-9.9%	-22.0%

Revenue directly tied to fuel-price spreads	12.3%	19.7%	-7.4%	-37.6%	12.4%	16.5%	-4.1%	-24.8%
Revenue directly influenced by absolute price of fuel	14.6%	14.6%	0.0%	0.0%	15.1%	17.0%	-1.9%	-11.2%
Revenue from program fees, late fees, interest and other	73.1%	65.7%	7.4%	11.3%	72.5%	66.5%	6.0%	9.0%

3Expressed as a percentage of consolidated revenue.

Exhibit 3

Segment Results

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues, net:
North America	$313,624	$246,749	$1,231,957	$668,328
International	116,977	129,948	470,908	531,062

	$430,601	$376,697	$1,702,865	$1,199,390

Operating income:
North America	$90,274	$83,992	$442,052	$287,303
International	55,875	88,630	225,482	278,146

	$146,149	$172,622	$667,534	$565,449

Depreciation and amortization:
North America	$31,663	$19,628	$127,863	$39,275
International	16,355	18,172	65,590	73,086

	$48,018	$37,800	$193,453	$112,361

Capital expenditures:
North America	$5,373	$4,010	$19,883	$9,407
International	6,976	4,781	21,992	17,663

	$12,349	$8,791	$41,875	$27,070